                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

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                       ARABIAN SHIELD DEVELOPMENT COMPANY

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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

                       ARABIAN SHIELD DEVELOPMENT COMPANY
                   10830 NORTH CENTRAL EXPRESSWAY, SUITE 175
                              DALLAS, TEXAS 75231

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 15, 1998

TO THE STOCKHOLDERS OF ARABIAN SHIELD DEVELOPMENT COMPANY

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Arabian Shield Development Company (the "Company"), a Delaware corporation, will be held on Friday, May 15, 1998, at 10:00 a.m., Dallas time, in The Park Room at Holiday Inn Dallas Central, 10650 North Central Expressway, Dallas, Texas 75231, for the following purposes:

          1. Electing four (4) directors to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and qualified; and

          2. Transacting such other business as may properly come before the meeting or any adjournment(s) thereof.

     Information regarding the matters to be acted upon at the annual meeting is contained in the Proxy Statement attached to this Notice.

     Only stockholders of record at the close of business on March 16, 1998 are entitled to notice of, or to vote at, such meeting or any adjournment(s) thereof. A complete list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of 10 days prior to the meeting at the corporate offices of the Company, 10830 North Central Expressway, Suite 175, Dallas, Texas.

                                            By Order of the Board of Directors

                                            DREW WILSON, JR., Secretary

Dallas, Texas
April 14, 1998

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 1998

                            SOLICITATION OF PROXIES

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Arabian Shield Development Company (the "Company") for use at the annual meeting of stockholders of the Company to be held at Dallas, Texas, on May 15, 1998, and at any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Solicitation of proxies may be made in person or by mail, telephone or telegram by directors, officers and employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse the forwarding expense. All reasonable costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation thereof and all clerical and other expenses of solicitation will be paid by the Company. The approximate date on which this Proxy Statement and form of proxy were first sent to stockholders is April 14, 1998.

                                 ANNUAL REPORT

     The Annual Report to Stockholders, covering the fiscal year ended December 31, 1997, is enclosed herewith. The Annual Report does not form any part of the material for solicitation of proxies.

                           OUTSTANDING CAPITAL STOCK

     The close of business on March 16, 1998, is the record date for determination of stockholders entitled to notice of, and to vote at, the meeting. The stock transfer books will not be closed. At the record date, there were outstanding and entitled to be voted 20,721,494 shares of the Common Stock, $.10 par value, of the Company.

     The following table sets forth, as of March 16, 1998, information as to the beneficial ownership of the Company's Common Stock by each person known by the Company to beneficially own more than 5% of the Company's outstanding Common Stock, by each of the Company's executive officers named in the Summary Compensation Table set forth below and by all directors and executive officers of the Company as a group.

                                                                 SHARES
                      NAME AND ADDRESS                        BENEFICIALLY        PERCENT
                    OF BENEFICIAL OWNER                         OWNED(1)          OF CLASS
                    -------------------                       ------------        --------
Harb S. Al Zuhair                                              1,300,000             6.3%
P.O. Box 3750
Riyadh, Saudi Arabia
Fahad Mohammed Saleh Al-Athel                                  3,165,000(2)         15.1%
P. O. Box 61659
Riyadh, Saudi Arabia
Prince Talal Bin Abdul Aziz                                    1,500,000             7.2%
P. O. Box 930
Riyadh, Saudi Arabia

                                                                 SHARES
                      NAME AND ADDRESS                        BENEFICIALLY        PERCENT
                    OF BENEFICIAL OWNER                         OWNED(1)          OF CLASS
                    -------------------                       ------------        --------
Mohammad Salem Ben Mahfouz                                     1,500,000             7.2%
c/o National Commercial Bank
Jeddah, Saudi Arabia
Hatem El-Khalidi                                                 609,000(3)          2.9%
10830 North Central Expressway
Suite 175
Dallas, Texas 75231
Kamal Adham                                                    1,328,000             6.4%
P. O. Box 1528
Jeddah, Saudi Arabia
All directors and executive officers as a group (7 persons)      835,650(4)          4.0%

---------------

(1) Unless otherwise indicated, to the knowledge of the Company, all shares are owned directly and the owner has sole voting and investment power.

(2) Includes 245,000 shares which Mr. Al-Athel has the right to acquire through the exercise of a presently exercisable stock option.

(3) Includes 478,000 shares which Mr. El-Khalidi has the right to acquire through the exercise of presently exercisable stock options. Excludes 385,000 shares owned by Ingrid El-Khalidi, Mr. El-Khalidi's wife, and 685,000 shares owned by relatives of Hatem El-Khalidi. See "Other Matters."

(4) Includes 694,000 shares which certain directors and executive officers have the right to acquire through the exercise of stock options or other rights exercisable presently or within 60 days. Excludes 385,000 shares owned by Ingrid El-Khalidi, the wife of Hatem El-Khalidi, the President, Chief Executive Officer and a director of the Company, and 685,000 shares owned by relatives of Hatem El-Khalidi.

     Based on its stock ownership records, the Company believes that as of March 16, 1998, excluding its President and his wife, who reside in Saudi Arabia, Saudi Arabian stockholders currently hold approximately 64% of the Company's outstanding Common Stock, without giving effect to the exercise of presently exercisable stock options held by certain of such stockholders. Accordingly, if all or any substantial part of the Saudi Arabian stockholders were considered as a group, they could be deemed to "control" the Company as that term is defined in regulations promulgated by the Securities and Exchange Commission. Although they have orally waived their rights, certain of the Company's Saudi Arabian stockholders are parties to written agreements providing them with the right to purchase their proportionate share of additional shares sold by the Company.

     In connection with an increase in the number of positions on the Board of Directors in 1993, at the request of Sheik Fahad Al-Athel, the Company appointed Mohammed Al-Omair to fill one of the newly-created vacancies. See "Nominees for Election as Directors."

     The management of the Company has welcomed the substantial stock investment by its Saudi stockholders. Saudi investors have contributed vitally needed capital to the Company since 1974. Whether the Company's Saudi stockholders will be a continuing source of future capital is not known at this time. In confronting the need for additional funds, management of the Company will follow the policy of considering all potential sources consistent with prudent business practice and the best interests of all its stockholders. In the course of considering methods of future financing and other matters relating to the operations of the Company, management of the Company anticipates that in the ordinary course of business it will receive recommendations and suggestions from its principal stockholders.

                              REVOCATION OF PROXY

     The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the person giving the proxy has the power to revoke the same, at any time before it has been exercised, by notice in writing to the Secretary of the Company.

                                 QUORUM; VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Common Stock of the Company entitled to vote is necessary to constitute a quorum at the meeting. If a quorum is not present or represented at the meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. Abstentions and broker non-votes are counted in determining the presence of a quorum.

     On all matters submitted to a vote at the meeting, or any adjournment(s) thereof, each holder of Common Stock of the Company will be entitled to one vote, in person or by proxy, for each share of such stock owned of record at the close of business on March 16, 1998. Cumulative voting for directors is not permitted. Directors will be elected by plurality vote at the meeting, and the four (4) persons receiving the greatest number of votes at the meeting will be elected as the directors of the Company. Neither abstentions nor broker non-votes will affect the outcome of the election.

                       ACTION TO BE TAKEN UNDER THE PROXY

     Proxies in the accompanying form which are properly executed and returned will be voted at the meeting and any adjournment(s) thereof and will be voted, unless the giver thereof specifies otherwise, (1) for the election of the four
(4) persons named in the next succeeding table as nominees for election as directors of the Company to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and qualified; and
(2) in the transaction of such other business as may properly come before the meeting or any adjournment(s) thereof.

     Should any nominee named herein for the office of director become unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election, in his stead, of such other person as the management of the Company may recommend. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. Management knows of no matters, other than the foregoing, to be presented for consideration at the meeting. If, however, any other matters properly come before the meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

                       NOMINEES FOR ELECTION AS DIRECTORS

     Four (4) directors will be elected at the annual meeting. Each director elected will serve until his successor has been elected and qualified. The four
(4) persons named below are management's nominees for election as directors. Each nominee named below is presently a director of the Company and has served as such since the date of election indicated. In connection with an increase in the number of positions on the Board of Directors in 1993, at the request of Sheik Fahad Al-Athel, the Company appointed Mohammed O. Al-Omair, who had served as a director of the Company from November 1989 to March 1991, to fill one of the newly-created vacancies. Mr. Harb S. Al Zuhair resigned as a director on June 16, 1997. Further information with respect to each nominee is set forth in the following table:

                                                                              SHARES OF
                                                                             COMMON STOCK
                                                                            OF THE COMPANY
                                                                          OWNED BENEFICIALLY
             NAME; BUSINESS EXPERIENCE;                       DATE OF        AT MARCH 16,      PERCENT
                 OTHER DIRECTORSHIPS                   AGE    ELECTION         1998(1)         OF CLASS
             --------------------------                ---   ----------   ------------------   --------
John A. Crichton.....................................  81      May 1967          30,650(2)       *
  Chairman of the Board of the Company since 1967;
  Chief Executive Officer of the Company from 1967 to
  February 1994; President, Crichton & Co. (petroleum
  and mining consulting and management, Dallas,
  Texas)
Hatem El-Khalidi.....................................  73    April 1968         609,000(3)       2.9%
  President of the Company since 1975; prior to 1975
  Vice President of the Company; Chief Executive
  Officer of the Company since February 1994
Mohammed O. Al-Omair.................................  54      May 1993          58,000(4)       *
  (Executive Vice President, Saudi Fal Group of
  Companies, Riyadh, Saudi Arabia since 1985
  (investments); President, Advanced Systems Ltd.,
  Riyadh, Saudi Arabia since 1985 (mainframe
  computers)
Ghazi Sultan.........................................  61    Sept. 1993          58,000(5)       *
  Chairman, Sultan Group of Companies, Jeddah, Saudi
  Arabia since 1987 (investments and marble mining);
  Director General, Safwah Company, Jeddah, Saudi
  Arabia since 1987 (investments); Deputy Minister of
  Petroleum and Mineral Resources of the Kingdom of
  Saudi Arabia 1966-1987

---------------

 *  Less than 1%

(1) Unless otherwise indicated, all shares are owned directly and the owner has sole voting and investment power.

(2) Includes 30,000 shares which Mr. Crichton has the right to acquire through the exercise of presently exercisable stock options.

(3) Includes 478,000 shares which Mr. El-Khalidi has the right to acquire through the exercise of presently exercisable stock options. Excludes 385,000 shares owned by Ingrid El-Khalidi, Mr. El-Khalidi's wife, and 685,000 shares owned by relatives of Hatem El-Khalidi. See "Other Matters."

(4) Includes 58,000 shares which Mr. Al-Omair has the right to acquire through the exercise of a presently exercisable stock option.

(5) Includes 58,000 shares which Mr. Sultan has the right to acquire through the exercise of a presently exercisable stock option.

     The Board of Directors of the Company has an Audit Committee which is currently composed of Messrs. Mohammed O. Al-Omair, Ghazi Sultan and Hatem El-Khalidi. The Committee held no meetings during 1997. The functions performed by the Audit Committee include (i) recommending the selection and approval of an independent auditing firm each year, (ii) reviewing and approving the scope and performance of the annual audit of the Company and (iii) periodically interviewing the Company's independent public accountants in order to review the results of the audit and to analyze the strengths and weaknesses of the Company's financial staff and systems and the adequacy of its internal controls.

     The current members of the Compensation Committee of the Board are Messrs. Mohammed O. Al-Omair and Ghazi Sultan. The Committee held no meetings during 1997. The functions performed by the Compensation Committee include (i) periodically reviewing the compensation paid to executive officers and key employees of the Company and making recommendations to the Board of Directors concerning such compensation and (ii) administering the Company's Stock Option Plan.

     The Board of Directors of the Company has an Executive Committee comprised of three directors, Messrs. El Khalidi, Al-Omair and Sultan. The Executive Committee held no meetings during 1997. The Executive Committee is primarily responsible for overseeing and managing the planning and construction of the Al Masane mining project in Saudi Arabia.

     The Company's Board of Directors held three meetings during 1997. Each director attended during the year (or the part of the year that he served as a director or a member of a committee) at least 75% of the aggregate of (i) the total number of meetings held by the Board and (ii) the total number of meetings held by all committees on which he served.

                               EXECUTIVE OFFICERS

     Each executive officer of the Company serves for a term extending until his successor is elected and qualified. The current executive officers of the Company are John A. Crichton, Chairman of the Board, Hatem El-Khalidi, President and Chief Executive Officer, Jonathan Cocks, Vice President, Drew Wilson, Jr., Secretary and Treasurer, and Nicholas N. Carter, President of Texas Oil and Chemical Co. II, Inc., a wholly-owned subsidiary of the Company ("TOCCO"). Mr. Crichton and Mr. El-Khalidi also serve as directors of the Company. Information concerning Messrs. Crichton and El-Khalidi is set forth under "Nominees for Election as Directors." Mr. Cocks was elected as Vice President of the Company on November 28, 1997. Mr. Cocks is 41 years old and is a certified public accountant. Mr. Cocks has worked as an independent public accountant since 1990. Mr. Wilson is 64 years old and is a certified public accountant. Mr. Wilson has served as Secretary and Treasurer of the Company since November 1986, and has worked as an independent public accountant since 1975. Mr. Carter, who is 51 years old, has been President of TOCCO and its subsidiaries since 1987, prior to which time he served from October 1983 as Treasurer and Controller of those companies. Mr. Carter has been employed by TOCCO and its subsidiaries since 1977.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the best of the Company's knowledge, during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that Messrs. Al Athel, Al-Omair and Sultan each failed to file on a timely basis one report relating to one transaction each for Messrs. Al-Omair and Sultan and two transactions for Mr. Al Athel. These transactions were reported late on a year-end Form 5 by each, except for Mr. Sultan, who filed no report.

                             EXECUTIVE COMPENSATION

     The following information summarizes annual compensation for services in all capacities to the Company for the fiscal years ended December 31, 1997, 1996 and 1995 of the Chief Executive Officer and the other four most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

=================================================================================================================
                                   ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                             ------------------------------- -------------------------------------
                                                                      AWARDS             PAYOUTS
                                                             ------------------------- -----------
                                                              RESTRICTED   SECURITIES   LONG-TERM
                                               OTHER ANNUAL     STOCK      UNDERLYING   INCENTIVE    ALL OTHER
      NAME AND                SALARY   BONUS   COMPENSATION    AWARD(S)     OPTIONS/      PLAN      COMPENSATION
PRINCIPAL POSITION(1)  YEAR   ($)(2)    ($)        ($)           ($)        SARS(#)    PAYOUTS($)      ($)(3)
-----------------------------------------------------------------------------------------------------------------
  Hatem El-Khalidi,    1997  $72,000      --         --            --           --           --        $8,000
    President and      1996  $72,000      --         --            --           --           --        $8,000
    Chief Executive    1995  $72,000      --         --            --           --           --        $8,000
    Officer
-----------------------------------------------------------------------------------------------------------------
  Nicholas N. Carter   1997  $84,500  $19,591        --            --           --           --            --
    President, Texas   1996  $84,500  $11,161        --            --           --           --            --
    Oil and Chemical   1995  $84,500  $8,450         --            --           --           --            --
    Co. II, Inc.
=================================================================================================================

---------------

(1) Except for Mr. Carter, no executive officer of the Company had total annual salary and bonus in excess of $100,000 during the fiscal year ended December 31, 1997.

(2) Includes $57,819, $54,406 and $57,006 compensation for the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997, respectively, that was deferred at the election of Mr. El-Khalidi.

(3) Includes $8,000 in termination benefits for each of the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997, respectively, that was accrued for Mr. El-Khalidi in accordance with Saudi Arabian employment laws.

     In accordance with Saudi Arabian employment laws, the Company is required to accrue termination benefits for Mr. El-Khalidi. The amount accrued for the benefit of Mr. El-Khalidi is based on the number of years of service and compensation. Accrued benefits are payable upon termination of employment.

     The Company has engaged in other transactions and entered into other arrangements, directly or indirectly, with its officers and directors, the primary purpose of certain of which was to provide additional compensation to such persons. See "Other Matters."

     The Company is authorized to pay its non-employee directors a fee of $200 for each Board meeting and $100 for each Committee meeting which they attend, in addition to reimbursing them for expenses incurred in connection with their attendance. At December 31, 1997, the payment of $2,000 in director fees to two former directors had been deferred until the Company's cash flow improves.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

THE COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") of the Board of Directors is composed entirely of independent outside directors. The Board of Directors has delegated to the Committee the authority to review, consider and determine the compensation of the Company's executive officers and key employees. The Committee also sets overall compensation policies for the Company and its wholly owned subsidiaries.

COMPONENTS OF EXECUTIVE COMPENSATION

     The Company has purposely limited the components in the compensation program for executive officers to base salary, bonus and stock options. In addition to these components, there are several standard benefit plans available to all employees of South Hampton Refining Company, a wholly-owned subsidiary of TOCCO ("South Hampton").

BASE SALARY

     In determining base salary for the Company's executive officers, including the Chief Executive Officer, the Committee takes into account the responsibilities being undertaken by and the experience of an executive, in addition to various confidential and/or subjective considerations. The Committee also takes into consideration the fact that the Company does not maintain a pension plan, a restricted stock plan, a supplemental retirement benefit plan, a retirees' health plan, a short-term disability insurance plan, a group health plan, a group life insurance plan, a long-term disability insurance plan or
Section 401(k) plan.

     The Board of Directors, at its August 4, 1997 regular meeting, upon recommendation of the Committee, approved the base salaries for those named executive officers whose compensation is detailed in this Proxy Statement. In addition to various confidential and/or subjective factors, the Committee took into consideration the longevity of the named executive officer's service to the Company as well as an assessment of his individual performance. With regard to those executives whose compensation is detailed in this Proxy Statement, the Committee also considered, in no particular order and with no particular weight, such factors as overall success of the Company in meeting its annual objectives; managing to or bettering annual operating and capital budgets; undertaking new responsibilities; maintaining proper financial, budgetary, legal and procedural controls; and the executive's contribution to the overall governance and management of the Company. The Committee did not establish the relative importance of each factor.

     The Company's policy on compensation attempts to show consistent application for all executive officers, with variations given to differences in the level of responsibility for certain areas of corporate management, or in the nature of the functions performed by particular individuals. The goals of the compensation program include creating a relationship between business objectives and performance, which will encourage the creation of value for stockholders. Pursuit of such goals requires the establishment of compensation policies which will enable the Company to attract, retain and reward executive officers who can effectively contribute to the long-term success of the Company. No particular attempt is made to differentiate the Chief Executive Officer for compensation purposes. The Committee views the Chief Executive Officer as one member of the senior management team and applies compensation criteria evenly among them.

BONUS

     Employees of South Hampton have an opportunity to earn an annual bonus based entirely upon the performance of the refinery. A bonus is awarded based upon the refinery's financial performance. If minimum performance levels have not been achieved, no bonus is earned. As a result of South Hampton's financial performance during 1997, Mr. Carter was awarded the bonus set forth in the Summary Compensation Table.

STOCK OPTIONS

     The Committee believes that the purpose of stock options for executive officers is to align their interests with those of the stockholders of the Company and to create stockholder value. The Committee believes that option grants will serve as a performance incentive to the executive officers.

     In 1997, the Committee did not make use of the Company's Stock Option Plan as an incentive to the named executive officers.

     While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of its Common Stock at any particular point in time, the decision as to whether this value will be realized in any particular year is primarily determined by each individual executive. Accordingly, in analyzing annual compensation levels, the Committee does not consider gains realized during any particular year by any executive officer as a result of individual decisions to exercise stock options received in previous years.

CEO COMPENSATION

     Mr. El-Khalidi's base salary remained unchanged from 1996. The Committee did not award Mr. El-Khalidi any bonus or stock options during 1997.

                                            Respectfully submitted,

                                            COMPENSATION COMMITTEE

                                            MOHAMMED O. AL-OMAIR, Chairman
                                            GHAZI SULTAN

                               PERFORMANCE GRAPH

     The following graph compares the annual cumulative total stockholder return on an investment of $100 on December 31, 1992 in the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of a similar investment in companies on the CRSP Total Return Index for The Nasdaq Stock Market (US) and the Nasdaq Non-Financial Stocks Index. The historical stock price performances shown on the graph are not necessarily indicative of future price performance.

                                                          CRSP Total
                                     Arabian Shield    Return Index for
        Measurement Period             Development     The Nasdaq Stock      Nasdaq Non-
      (Fiscal Year Covered)              Company          Market (US)     Financial Stocks
12/31/92                                          100                100                100
12/31/93                                           82                115                115
12/31/94                                           65                112                111
12/31/95                                           30                159                155
12/31/96                                           77                195                188
12/31/97                                          114                240                221

                                 OTHER MATTERS

     The Company beneficially owns approximately 52%, and directly owns approximately 44%, of the outstanding capital stock of Pioche-Ely Valley Mines, Inc. ("Pioche"), a company that owns a mill and 129 inactive mining claims covering approximately 3,600 acres located in southeast Nevada. Mr. John A. Crichton is currently a director and President of Pioche, and Mr. Hatem El-Khalidi is currently a director and Executive Vice President of Pioche. The Company is providing the funds necessary to cover the Pioche operations. During 1997 and 1996, the Company made payments of approximately $10,700 and $23,000, respectively, for such purposes. As partial consideration for the forgiveness of indebtedness, in July 1990 Pioche granted the Company an option to purchase an additional 720,000 shares of its Common Stock at an exercise price of $.20 per share, which option is exercisable until June 1, 2002. As of December 31, 1997, Pioche owed the Company $135,850 as a result of advances made by the Company. The indebtedness bears no interest.

     Pursuant to a sharing arrangement, the Company and its subsidiaries share personnel and office space in Dallas, Texas with Dallas Resources, Inc., together with other overhead expenses on such space. Monthly rental on the office space is approximately $2,100. The Company pays Dallas Resources, Inc. $1,000 per month for rent and $400 per month for personnel and other overhead expenses pursuant to such arrangement. Mr. John A. Crichton, Chairman of the Board of the Company, owns 100% of the outstanding capital stock of Dallas Resources, Inc.

     During 1997, South Hampton incurred product transportation costs of approximately $349,000 with Silsbee Trading and Transportation Corp. ("STTC"), a private trucking and transportation carrier in which Nicholas N. Carter, the President of TOCCO, and Richard Crain, Vice President of TOCCO, each have a 50% equity interest. Pursuant to a lease agreement, South Hampton leases transportation equipment from STTC at a rate of approximately $29,000 per month, subject to adjustment. Under the lease arrangement, STTC provides the transportation equipment and all normal maintenance on such equipment and South Hampton provides the drivers, fuel, management of transportation operations and insurance on the transportation equipment. Approximately 90% of STTC's income will be derived from such lease arrangement. The Company believes that the terms of the lease arrangement are no less favorable in any material respect than those which could be obtained from an unaffiliated third party. The lease agreement is currently operating on a month-to-month basis while renewal options are being evaluated.

     On October 15, 1996, South Hampton issued a Second Lien Promissory Note to Saudi Fal Co., Ltd., a Saudi limited liability company owned by Sheik Fahad Al-Athel, a stockholder of the Company, in the original principal amount of $1,945,773.49 evidencing certain indebtedness of South Hampton owed to Saudi Fal Co., Ltd. The promissory note bears interest at prime plus 1%. Interest only is due and payable monthly on the promissory note, and the entire unpaid balance of principal and accrued and unpaid interest is due on December 31, 1999. The promissory note is secured by all of the assets of South Hampton and Gulf State Pipe Line Company, Inc., which is subordinated to the credit agreement between South Hampton and Den norske Bank ASA.

     In May 1993, the Company had discussions with Chevron Chemical Company regarding the Company's proposal to purchase feedstock from an Aromax(R) plant to be built in Jubail, Saudi Arabia by Chevron Chemical and Saudi Venture Capital Group (SVCS). The Company and some Saudi partners, including Harb S. Al Zuhair, Sheik Kamal Adham, Prince Talal, Sheik Fahad Al-Athel, Ghazi Sultan, Mohammed Salem Ben Mahfouz and Mohammed O. Al-Omair, plan to form a Saudi limited liability company which will build and manage a processing plant next to the Aromax(R) plant in Saudi Arabia. The Company would have a 25% interest in the limited liability company and would manage the plant. The plant will be similar to the South Hampton refinery in producing purified pentanes from a feedstock of mixed pentanes obtained from the Aromax(R) plant. Chevron Chemical advised the Company by letter in July 1993 that Chevron Chemical and SVCS jointly agreed to commit to supply the proposed pentane project with up to 5,000 barrels per day of mixed pentane feedstock. Engineering and marketing studies of the project made in 1994 by outside consultants reflected positive results. Planning then began toward the construction and operation of the Aromax(R) plant. The Aromax(R) plant received final approval from the Saudi Arabian government in March 1996 and Chevron Chemical began construction soon thereafter. The source of feedstock supply to the Aromax(R) plant has changed resulting in Chevon Chemical and SVCS being unable to supply the proposed processing plant. The Company has held discussions with several Saudi Arabian companies regarding feedstock and transportation arrangements, although there can be no assurances that any such arrangements can be made. The Company applied for and received a license to build the proposed processing plant and further planning and design work are underway.

     On June 3, 1996, the Board of Directors authorized the sale of up to 1,000,000 shares of the Company's Common Stock at $1.00 per share through private placements. Of these shares, on June 30, 1996 the Company sold 450,000 shares of the Company's Common Stock to Sheik Fahad Al-Athel, a stockholder of the Company, at $1.00 per share. The market price of the Company's Common Stock on June 30, 1996 was $1.88 per share. Sheik Al-Athel agreed on November 30, 1996 to purchase an additional 450,000 shares of the Company's Common Stock at $1.00 per share, the purchase price for such additional shares being payable in monthly installments of $100,000. The market price of the Company's Common Stock on November 30, 1996 was $2.97 per share.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has selected Grant Thornton LLP to audit and report on the financial statements of the Company and the Al Masane project for the current fiscal year. Representatives of Grant Thornton LLP are expected to be present at the annual meeting with an opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions.

     On May 6, 1996, Price Waterhouse LLP resigned as the independent accountants of the Company. The Company's Audit Committee did not participate in or approve the decision to change independent accountants as the change was due to the resignation of Price Waterhouse LLP.

     The reports of Price Waterhouse LLP on the financial statements for the 1994 and 1995 fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principle. The reports for the 1994 and 1995 fiscal years were modified as to uncertainty concerning
(1) substantial doubt about the Company's ability to continue as a going concern since its primary source of cash flow is fully dedicated to repayment of debt and funding of refinery operations and there is no cash flow from any of its other activities, (2) the fact that a substantial portion of the Company's total assets is comprised of mineral acquisition, exploration and development costs in Saudi Arabia which have been deferred, and the fact that none of the related projects have been developed for commercial operation yet and significant expenditures, for which the Company must obtain financing, will be necessary before commercial operation can be commenced, (3) repayment of an $11 million loan from the Saudi Arabian government is in default, and the Company is attempting to reschedule payment of the loan and (4) the ability of the Company's refining subsidiary to fully repay short-term notes payable and current portions of long-term obligations totaling $3.8 million from internally generated funds. The Company has not guaranteed these debt obligations and the financial statements do not include any adjustments that might be necessary should the refining subsidiary be unable to satisfy its current obligations in an orderly manner.

     In connection with its audits for the 1994 and 1995 fiscal years and through May 6, 1996, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in their report on the financial statements for such years, except that, after the 1995 Annual Report was filed, the Company disagreed with Price Waterhouse LLP over disclosure of the dependency of the Company on the services of its President. The resignation of Price Waterhouse LLP was previously reported in a Current Report on Form 8-K dated May 6, 1996.

     During the 1994 and 1995 fiscal years and through May 6, 1996, there were no "reportable events" as defined by the Securities and Exchange Commission.

                            STOCKHOLDERS' PROPOSALS

     Any proposal by a stockholder of the Company intended to be presented at the 1998 annual meeting of stockholders, which is currently scheduled for May 14, 1999, must be received by the Company at its principal executive office no later than December 1, 1998 for inclusion in the Company's Proxy Statement and form of proxy. Any such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.

                                            By Order of the Board of Directors

                                            DREW WILSON, JR., Secretary

     THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997, UPON THE WRITTEN REQUEST OF ANY PERSON WHO WAS A STOCKHOLDER (OF RECORD OR BENEFICIALLY) AT THE CLOSE OF BUSINESS ON MARCH 16, 1998. REQUESTS FOR SUCH REPORT SHOULD BE DIRECTED TO THE COMPANY AT 10830 NORTH CENTRAL EXPRESSWAY, SUITE 175, DALLAS, TEXAS 75231,
ATTENTION: SECRETARY.

                       ARABIAN SHIELD DEVELOPMENT COMPANY
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

                                                              FOR     WITHHELD  FOR ALL
                                                              All       ALL      EXCEPT
                                                              [ ]       [ ]        [ ]
1. Election of Directors, Nominees:
   J.A. Crichton, H. El-Khalidi, M. O. Al-Omair, G. Sultan
                                                                                         -----------------------
                                                                                            Nominee Exception

   In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.
   This Proxy will be voted as directed above. If no direction is made, this Proxy will be voted FOR Proposal 1.

                                                                                                 IMPORTANT: You are encouraged to
                                                                                                 attend this meeting in person,
                                                                                                 but if you cannot do so, please
                                                                                                 complete, date and sign this
                                                                                                 Proxy and mail it promptly in
                                                                                                 the enclosed return envelope.

                                                                                                 SIGNATURE(S)           DATE
                                                                                                             -----------    -----
                                                                                                 SIGNATURE(S)           DATE
                                                                                                             -----------    -----

IMPORTANT: Please date this Proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an agent, attorney, administrator, executor, guardian or trustee, please add your title as such.
If executed by a corporation, the Proxy should be signed by a duly authorized officer who should indicate his title. Please date, sign and mail this Proxy as soon as possible. No postage is required if mailed in the United States.

                       ARABIAN SHIELD DEVELOPMENT COMPANY
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                    P R O X Y

     The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of ARABIAN SHIELD DEVELOPMENT COMPANY (the "Company") to be held on May 15, 1998, and the Proxy Statement in connection therewith, and
(2) appoints John A. Crichton and Hatem El-Khalidi, and each of them (acting jointly, or if only one be present, then by that one alone), his attorneys and proxies, with full power of substitution to each, to vote all shares of Common Stock of the Company of the undersigned at said meeting and at any adjournment thereof, as follows:


1)  Election of Directors, Nominees:

    J. A. Crichton,  H. El-Khalidi,  M. O. Al-Omair,  G. Sultan

    Please complete, date, sign and mail this Proxy promptly in the enclosed envelope. No postage is required for mailing in the United States.

                                                                    SEE REVERSE
                                                                        SIDE